EXHIBIT 23
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
Far West Electric Energy Fund, L.P.,
A Delaware Limited Partnership

We hereby consent to the use of our report respecting Far West
Electric Energy Fund, L.P. dated March 7, 1995 in Item 8 of Form
10-K.

/s/ Robison, Hill & Co.
Certified Public Accountants
Salt Lake City, Utah
March 16, 1995